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                                                                    EXHIBIT 10.1

                                PROMISSORY NOTE


$1,500,000                                                       January 8, 1997

Maturity Date:  January 8, 2000


     1. FOR VALUE RECEIVED, Video City, Inc., a Delaware corporation (formerly known as Prism Entertainment Corporation) ("Debtor"), promises to pay to the order of Ingram Entertainment Inc. ("Creditor") at Creditor's office located at Two Ingram Boulevard, La Vergne, Tennessee 37086, or at such other place as Creditor from time to time may designate, the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000), plus interest as specified in this Note.

     2. This Note is delivered pursuant to that certain Override Agreement dated as of November 19, 1996 (the "Override Agreement") among Lee Video City Inc., Robert Y. Lee, Prism Entertainment Corporation and Creditor. Unless otherwise defined, all capitalized terms used in this Note shall have the meanings ascribed to them in the Override Agreement. This note is further evidenced or secured by (i) the Copyright Mortgages, and (ii) the New Security Agreement, dated as of January 8, 1997, made by Debtor in favor of Creditor, as amended from time to time, covering certain personal property as more particularly therein described (the "Property").

     3. The principal sum outstanding from time to time under this Note shall bear interest, to the fullest extent permitted by applicable law, at the rate (the "Interest Rate") of ten percent (10%) per annum prior to any Event of Default (as defined in Section 10 of this Note) and, after any Event of Default, at the rate (the "Default Rate") equal to the lesser of the maximum rate of interest allowed by applicable law or four percent (4%) in excess of the Prime Rate (as hereinafter defined), which Default Rate shall be adjusted on each date that said Prime Rate changes. Interest shall be calculated on the basis of a 360-day year and actual days elapsed, which results in more interest than when a 365-day year is used. If any payment to be made by Debtor shall become due on a day other than a Business Day, payments shall be made on the next succeeding Business Day and the extension of time shall be reflected in computing interest. As used herein, the "Prime Rate" shall mean the Prime Rate, as published from time to time in the Wall Street Journal, or if such is no longer available for any reason, as determined by Creditor with reference to such other publication as Creditor may reasonably elect.

     4. Interest (as provided for in Section 3 above) on the outstanding daily unpaid principal amount of the indebtedness evidenced hereby shall be due and
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payable in monthly installments, with the first such installment being due on
February 7, 1997, and subsequent installments being due on the last day of each succeeding month thereafter until January 8, 2000, at which time the entire unpaid principal balance hereof, and all accrued and unpaid interest thereon, shall immediately become due and payable in full. If any such accrued interest is not paid when due, the same shall be added to the principal balance of this Note and the entire sum, as so increased, shall thereafter bear interest at the rates provided herein.

     5. Debtor may prepay part or all of the principal under this Note at any time or times without premium or penalty, provided that each prepayment of principal shall be accompanied by payment of interest accrued through the date of payment on the amount of principal so paid. All proceeds from the exercise of all options or warrants to purchase capital stock of Debtor shall be immediately delivered to Creditor and applied to the reduction of all amounts due hereunder, first to any accrued unpaid interest and then to principal.

     6. If Debtor fails to make any payment when due, Debtor agrees to pay a late charge equal to five percent (5%) of the payment then due, payable upon demand, with respect to each such payment.

     7. From and after maturity of this Note, whether by acceleration or otherwise, all sums then due and payable under this Note, including all principal and all accrued and unpaid interest, shall bear interest until paid in full at the Default Rate.

     8. Unless otherwise directed by Creditor in writing, all payments made hereunder shall be made by wire transfer to NationsBank Global Finance, Dallas, Texas, ABA/Routing number: 111000012, for further credit to: Ingram Entertainment Inc., Account Number: 3750696172, Attention: Jeffrey L. Bigach
(615) 287-4452, in lawful money of the United States of America, and shall be deemed made when verified by Nations Bank Global Finance.

     9. If any "Event of Default" occurs at the holder's option, exercisable in its sole discretion, all sums of principal and interest under this Note shall become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment of dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived by Debtor.

     10. Debtor agrees that, upon prior written notice to Debtor, the holder of this Note may accept additional or substitute security for this Note, or release any security or any party liable for this Note, or extend or renew this Note, all without notice to Debtor and without affecting the liability of Debtor.

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     11.  If any lawsuit, reference or arbitration is commenced which arises out of or relates to this Note, the Security Agreement or the indebtedness evidenced hereby, the prevailing party shall be entitled to recover from each other party such sums as the court, referee or arbitrator may adjudge to be reasonable attorneys' fees in the action, reference or arbitration, in addition to costs and expenses otherwise allowed by law. In all other situations, including any matter arising out of or relating to any insolvency proceeding, Debtor agrees to pay all of Creditor's costs and expenses, including reasonable attorneys' fees (including the allocated costs of in-house counsel), which may be incurred in enforcing or protecting Creditor's rights or interests. From the time(s) incurred until paid in full to Creditor, all such sums shall bear interest at the Default Rate.

     12. Whenever Debtor is obligated to pay or reimburse Creditor for any attorneys' fees, those fees shall include the allocated costs for services of in-house counsel.

     13. This Note is governed by the laws of the State of California, without regard to the choice of law rules of that State.

     14. If Creditor delays in exercising or fails to exercise any of its rights under this Note, that delay or failure shall not constitute a waiver of any of Creditor's rights, or of any breach, default or failure of condition of or under this Note. No waiver by Creditor of any of its rights, or of any such breach, default or failure of condition shall be effective, unless the waiver is expressly stated in a writing signed by Creditor. All of Creditor's remedies in connection with this Note or under applicable law shall be cumulative, and Creditor's exercise of any one or more of those remedies shall not constitute an election of remedies.

     15. This Note inures to and binds the heirs, legal representatives, successors and assigns of Debtor and Creditor; provided, however, that Debtor may not assign this Note, or assign or delegate any of its rights or obligations, without the prior written consent of Creditor in each instance. Creditor in its sole discretion may, upon prior written notice to Debtor, transfer this Note, and may sell or assign participations or other interests in all or part of the indebtedness evidenced hereby, on the terms and subject to the conditions of the Security Agreement and this Agreement, all without notice to or the consent of Debtor. Also without the consent of Debtor, Creditor may disclose to any actual or prospective purchaser of any securities issued or to be issued by Creditor, and to any actual or prospective purchaser or assignee of any participation or other interest in this Note, the indebtedness evidenced hereby or any other loans made by Creditor to Debtor (whether evidenced by this Note or otherwise), any financial or other information, data or material in Creditor's possession relating to Debtor, the indebtedness evidenced hereby. If Creditor so requests, Debtor shall sign and deliver a new note to be issued in exchange for this Note.

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     16.  As used in this Note, the terms "Creditor," "holder" and "holder of this Note" are interchangeable. As used in this Note, the word "include(s)" means "include(s), without limitation" and the word "including" means "including, but not limited to."

     17. Debtor has caused this Note to be executed by its officer, who is duly authorized and directed to do so by a resolution of its Board of Directors which was duly passed and adopted by the requisite number of members of the Board at a meeting which was duly called, noticed and held.

                                        "Debtor"

                                        Video City, Inc.



                                        By: /s/ Robert Y. Lee
                                           ----------------------------

                                        Name: Robert Y. Lee
                                             --------------------------

                                        Title: CEO
                                              -------------------------


                                        Mail Address:
                                        6851 McDivitt Drive, Suite A
                                        Bakersfield, California 93313
                                        Attention:  Barry L. Collier
                                        Telecopy:  (805) 397-5982

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